As filed with the Securities and Exchange Commission on October 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

SECURITIES EXCHANGE ACT OF 1933

CACHE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-1588181
(State or Other Jurisdiction of Employer incorporation or organization)	(I.R.S. Employer Identification No.)

1440 Broadway, New York, New York 10018

(Address of Principal Executive Offices, including Zip Code)

CACHE, INC.
2013 Stock Incentive Plan*
Standalone Inducement Award*
(Full Title of the Plan)

*See explanatory note immediately following the Calculation of Registration Fee table below

Anthony F. DiPippa

Executive Vice President, Chief Financial Officer

Cache, Inc.

1440 Broadway

New York, New York 10018

(212) 575-3200

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Todd E. Mason, Esq.

Thompson Hine LLP

335 Madison Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.01 per share (1)	1,065,693 shares (2)	$5.58	(3)	$5,946,566.94	(3)	$765.92
Common Stock, par value $.01 per share (1)	1,000,000 shares (4)	$3.34	(5)	$3,340,000	(5)	$430.19

(1)                     Also registered under this Registration Statement are such additional number of shares of common stock (“Common Stock”), presently undeterminable, as may be necessary as a result of any stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)                     Represents 1,065,693 shares of common stock reserved for issuance under the Company’s 2013 Plan, including 65,693 remaining unused shares from the Company’s prior 2008 Stock Option and Performance Incentive Plan filed with the Securities and Exchange Commission on July 11, 2008 (File no. 333-152296) (the “2008 Plan”).

(3)                     Calculated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock trading on the Nasdaq Global Select Market on October 11, 2013.

(4)                     Represents shares of common stock reserved for issuance upon the exercise of options to purchase 1,000,000 shares of common stock granted pursuant a Nonqualified Stock Option Agreement, dated as of February 5, 2013, to Jay Margolis as an inducement award in connection with the commencement of his employment with the Company (the “Inducement Award”).

(5)                    Calculated in accordance with Rule 457(h) under the Securities Act based on the exercise price of the Inducement Award.

EXPLANATORY NOTES

Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of Common Stock, par value $.01 per share, of Cache, Inc. (the “Company”) that may be acquired pursuant to the 2013 Stock Incentive Plan (the “2013 Plan”) and the Inducement Award.

This Registration Statement registers (i) 1,065,693 shares of Common Stock that may be issued under the Company’s 2013 Plan which includes 65,693 remaining unused shares from the Company’s 2008 Plan; and (ii) shares of common stock reserved for issuance upon the exercise of options to purchase 1,000,000 shares of Common Stock previously granted outside the 2008 Plan and 2013 Plan to Jay Margolis, as a standalone inducement award pursuant to Nasdaq Listing Rule 5635(c)(4) in connection with the commencement of his employment with the Company.  The shares available for issuance under the 2013 Plan are comprised of the following: (i) 65,693 unissued shares of Common Stock previously available for issuance under the Company’s 2008 Plan, which were never granted or issued and are being carried forward into the Company’s 2013 Plan, and (ii) an additional 1,000,000 shares of Common Stock not previously available for issuance under incentive compensation plans.  As a result of the approval of the Company’s 2013 Plan by the Company’s stockholders at the 2013 Annual Meeting of the Shareholders held on August 14, 2013, no further awards will be made under the Company’s 2008 Plan.

ii

CACHE, INC.

FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION REQUIRED BY

PART I OF FORM S-3

Form S-3 Item Number		Location/Heading in Prospectus

1.	Forepart of Registration Statement and Outside Front Cover Page of Prospectus	Cover Page
2.	Inside Front and Outside Back Cover Page of Prospectus	Table of Contents
3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Not Applicable; Risk Factors; Not Applicable
4.	Use of Proceeds	Not Applicable
5.	Determination of Offering Price	Not Applicable
6.	Dilution	Not Applicable
7.	Selling Security Holders	Registered Stockholders
8.	Plan of Distribution	Plan of Distribution
9.	Description of Securities to be Registered	Not Applicable
10.	Interests of Named Experts and Counsel	Experts; Legal Matters
11.	Material Changes	Not Applicable
12.	Incorporation of Certain Information Available	Documents Incorporated by Reference
13.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification

iii

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The information that has been incorporated by reference pursuant to Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) will be delivered to participating employees, without charge, upon written or oral request.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The Securities and Exchange Commission (the “Commission”) allows the Company to “incorporate by reference” information the Company files with the Commission. This means that the Company can disclose information to investors by referring investors to those documents.  The information incorporated by reference is an important part of this Registration Statement.  The information the Company files later with the Commission will automatically update and supersede older information.  The following documents which have been or will in the future be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

1.                                      The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), which contains certified financial statements for the Company’s fiscal year ended December 29, 2012.

2.                                      The Company’s Current Reports filed with the Commission on February 8, 2013, April 5, 2013, April 8, 2013, April 9, 2013, April 26, 2013, April 29, 2013, May 7, 2013, July 30, 2013, August 7, 2013 and August 15, 2013, pursuant to Section 13(a) or 15(d) of the Exchange Act.

3.                                      The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2013 and June 29, 2013, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

4.                                      The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Article VII of the Company’s Certificate of Incorporation, provides that the Company shall, to the fullest extent which it is empowered to do so unless prohibited from doing so by provisions of the Delaware General Corporation Law (the “DGCL”) that may not be lawfully waived, indemnify and hold harmless each person serving as a director or officer of the Company or, at the request of the Company, as a director or officer of any other corporation, against all expenses, liability and loss (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred by such person arising from a proceeding to which such person is made a party or otherwise involved by reason of such person’s position as an officer or director of the Company. The Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

The Company is incorporated under the laws of the State of Delaware.  Section 145 (“Section 145”) of the DGCL, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Article VI of the Company’s By-Laws provides the same indemnifications of officers and directors of the Company to the fullest extent permitted under the DGCL as in Article VII of the Certificate of Incorporate and further provides that any indemnification of persons who are or were officers and directors of the Company shall be made within 30 days upon the written request of such person.

The Company is also a party to certain indemnification agreements with its directors and officers. The indemnification agreements require the Company, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as the Company’s director or officer, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Company

The Company maintains directors’ and officers’ liability insurance, which provides coverage to the directors and officers of the Company for certain liabilities.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Document

4.1	Cache, Inc. 2013 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Form 8-K on

Exhibit No.	Document

August 15, 2013 and incorporated herein by reference).

4.2

Nonqualified Stock Option Agreement between Cache, Inc. and Jay Margolis, dated as of February 5, 2013 (filed as Exhibit 10.7 to the Company’s Form 8-K on February 8, 2013 and incorporated herein by reference).

5*	Opinion of Thompson Hine LLP

23.1*	Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.)

23.2*	Consent of Thompson Hine LLP (included in Exhibit 5)

24*	Powers of Attorney (see page II-1 of this Registration Statement)

* Filed herewith

Item 9. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REOFFER PROSPECTUS

CACHE, INC.
1440 BROADWAY
NEW YORK, NEW YORK 10018
TELEPHONE NO. (212) 575-3200

Common Stock, par value $.01 per share
2,065,693 Shares

This Reoffer Prospectus relates to the subsequent resale or offer for sale in the Nasdaq Global Select Market or otherwise, of shares of common stock, par value $.01 per share (“Common Stock”), of Cache, Inc., a Delaware corporation (the “Company”), which may be acquired by certain persons who may be deemed affiliates of the Company pursuant to the purchase by them of shares of Common Stock upon the exercise of options and the grant of other awards to them under the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) and shares of common stock which may be acquired by Jay Margolis upon the exercise of options granted to him pursuant to an inducement award in connection with the commencement of his employment with the Company (the “Inducement Award”). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be “underwriters” as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined herein) will be borne by such Registered Stockholder.

The Common Stock is quoted on the Nasdaq Global Select Market under the symbol “CACH”. On October 17, 2013, the closing sales price for the Common Stock on the Nasdaq Global Select Market was $5.78 per share.

Investing in the Common Stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page A-4 and in the documents incorporated by reference herein before you decide to purchase any shares of the Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

The date of this Reoffer Prospectus is October 18, 2013.

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 29, 2012, which risk factors are incorporated by reference into this Reoffer Prospectus. See “Available Information” for an explanation of how to get a copy of this report.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe herein and in any document incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 29, 2012, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this Reoffer Prospectus after the date of this Reoffer Prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the Securities and Exchange Commission (the “Commission”) may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, that relate to future events or our future financial performance.  We have attempted to identify these statements by terminology including “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “may,” “will,” “should,” “can,” “continue” or the negative of these terms or other comparable terminology.  These statements may be found in the section of this Reoffer Prospectus entitled “Risk Factors” and in other sections of this Reoffer Prospectus that contain forward-looking statements.  These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties.  Actual results and timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors including, without limitation, macroeconomic conditions, fashion trends and customer demands, competition, seasonality, dependence on management, and reliance on manufacturers, vendors and distributors, as well as other risks outlined from time to time in the our filings with the Commission.  A description of risks that could cause our results to vary appears under the caption “Risk Factors” and elsewhere in this Reoffer Prospectus.

These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this Reoffer Prospectus or incorporated by reference herein.  All forward-looking statements speak only as of the date of this Reoffer

Prospectus or, in the case of any document incorporated by reference, the date of that document.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.  We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Reoffer Prospectus.  In addition, our past results are not necessarily indicative of our future results.

THE COMPANY

The Company is a specialty retailer that operates stores that sell women’s apparel and accessories under the trade name Cache. As of September 28, 2013, the Company operated 250 stores.

The Company was incorporated in the state of Florida on April 25, 1975. The Company’s principal executive offices are located at 1440 Broadway, New York, New York 10018 and its telephone number is (212) 575-3200.  On August 14, 2013 the Company changed its state of incorporation from Florida to Delaware.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Registered Stockholders. The Company understands that none of such shares will be offered through underwriters.

Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through the Nasdaq Global Select Market, the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company’s knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker dealer through whom sales are made by the Registered Stockholders may be regarded as “underwriters” within the meaning of the Securities Act although the Registered Stockholders disclaim such status, and their compensation may be regarded as underwriters’ compensation.

The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder will be borne by such Registered Stockholder.

On October 17, 2013, the closing sales price of the Common Stock, as reported in the Nasdaq Global Select Market, was $5.78.

REGISTERED STOCKHOLDERS

This Reoffer Prospectus relates to shares of Common Stock which may be acquired by certain key employees (the “Registered Stockholders”) of the Company, each of whom may be deemed to be “affiliates” of the Company, pursuant to the exercise of options and the grant of other awards to such persons under the 2013 Plan and Inducement Award. The address of each Registered Stockholder is c/o Cache, Inc., 1440 Broadway, New York, New York 10018.

The following table sets forth certain information with respect to the Registered Stockholders*:

Selling Stockholder	Position with the Company	Number of Shares Beneficially Owned(1)	Number of Shares Acquired Under the 2013 Plan and/or the Inducement Award and Offered Hereby(2)	Number of Shares Beneficially Owned After Offering(3)	Percentage of Shares Beneficially Owned After Stockholder Offering(4)

* Names of Registered Stockholders are to be added via prospectus supplements pursuant to Rule 424(b) under the Securities Act, as permitted by General Instruction C to Form S-8.

(1)         Each person named in the table has sole voting and investment power with respect to all Common Stock listed as owned by that person or entity.  Represents (i) all restricted Common Stock and (ii) all shares of Common Stock underlying options and other awards granted under the 2013 Plan and Inducement Award to each Registered Stockholder,  that vest or become exercisable (as applicable) within 60 days.

(2)         Includes (i) restricted Common Stock and (ii) shares of Common Stock underlying options and other awards granted to each Registered Stockholder under the 2013 Plan and Inducement Award, whether or not exercisable as of or within 60 days.

(3)         Assuming the sale of all shares of Common Stock for the account of the Selling Stockholders covered by this reoffer prospectus and set forth under the heading “Number of Shares Acquired Under the 2013 Plan and/or Inducement Award and Offered Hereby.”

(4)         With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has been issued or has the right to acquire under the 2013 Plan and/or the Inducement Award (as applicable).

DOCUMENTS INCORPORATED BY REFERENCE

Incorporated herein by reference and made a part hereof are:

1.                                      The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), which contains certified financial statements for the Company’s fiscal year ended December 29, 2012.

2.                                      The Company’s Current Reports filed with the Commission on February 8, 2013, April 5, 2013, April 8, 2013, April 9, 2013, April 26, 2013, April 29, 2013, May 7, 2013, July 30, 2013, August 7, 2013 and August 15, 2013, pursuant to Section 13(a) or 15(d) of the Exchange Act.

3.                                      The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2013 and June 29, 2013, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

4.                                      The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

EXPERTS

The consolidated financial statements of the Company as of December 29, 2012 and December 31, 2011 and for the three years in the period ended December 29, 2012, have been incorporated by reference herein in reliance upon the reports of Mayer Hoffman McCann CPAs (the New York Practice of Mayer Hoffman McCann P.C.), an independent registered public accounting firm, and incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Thompson Hine LLP, 335 Madison Avenue, New York, NY 10017, special counsel for the Company.

AVAILABLE INFORMATION

The Company files annual, quarterly, and current reports, proxy statements and other information with the Commission. It has also filed with the Commission a Registration Statement on Form S-8 to register the securities being offered in this Reoffer Prospectus. This Reoffer Prospectus, which forms part of the Registration Statement, does not contain all of the information included in the Registration Statement. For further information about the Company and the securities offered in this Reoffer Prospectus, please refer to the Registration Statement and its exhibits. The Company’s filings with the Commission may be inspected and copied at the SEC’s Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Copies of such documents can be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. These filings are also available from the Commission’s web site at http://www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq Global Select Market.  Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the Financial Industry Regulatory Authority at 1735 K Street, N.W., Washington, D.C. 20006. More information about the Company can be obtained by visiting the Company’s web site at http://www.cache.com.

A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Secretary, Cache, Inc., 1440 Broadway, New York, New York 10018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of October, 2013.

CACHE, INC.
(the Registrant)

By:	/s/ Anthony F. DiPippa
Anthony F. DiPippa
Executive Vice President &
Chief Financial Officer

POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoint Jay M. Margolis and Anthony F. DiPippa, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 18th day of October, 2013.

Name and Signature	Title	Date

	Chairman of the Board	October 18, 2013
Chief Executive Officer
/s/ Jay M. Margolis	(Principal Executive Officer)
Jay M. Margolis

	Executive Vice President	October 18, 2013
and Chief Financial Officer
/s/ Anthony F. DiPippa	(Principal Financial and Accounting Officer)
Anthony F. DiPippa

/s/ Gene G. Gage	Director	October 18, 2013
Gene G. Gage

/s/ Michael F. Price	Director	October 18, 2013
Michael F. Price

/s/ Charles J. Hinkaty	Director	October 18, 2013
Charles J. Hinkaty

/s/ Robert C. Grayson	Director	October 18, 2013
Robert C. Grayson

/s/ J. David Scheiner	Director	October 18, 2013
J. David Scheiner

II-1

EXHIBIT INDEX

Exhibit No.	Document

4.1	Cache, Inc. 2013 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Form 8-K on August 15, 2013 and incorporated herein by reference).

4.2

Nonqualified Stock Option Agreement between Cache, Inc. and Jay Margolis, dated as of February 5, 2013 (filed as Exhibit 10.7 to the Company’s Form 8-K on February 8, 2013 and incorporated herein by reference).

5*	Opinion of Thompson Hine LLP

23.1*	Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.)

23.2*	Consent of Thompson Hine LLP (included in Exhibit 5)

24*	Powers of Attorney (see page II-1 of this Registration Statement)

* Filed herewith

II-2